Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-285759, No. 333 252701, No. 333-263513, No. 333-270540, and No. 333-277902) on Form S-8 of our report dated March 12, 2026, with respect to the consolidated financial statements of ON24, Inc..

/s/ KPMG LLP
Santa Clara, California
March 12, 2026